EXHIBIT 4.7

                            VIPER MOTORCYCLE COMPANY
                            SERIES B - 18% BRIDGE NOTE

Serial No. 1                                            Dated: February 20, 2004

                           Principal Amount: $400,000

       VIPER MOTORCYCLE COMPANY, a Minnesota corporation (hereinafter "Maker"), for value received, hereby promises to pay to the order of: Palmlund Ltd. at the address designated below, or to any registered transferee (hereinafter "Note Holder"), the principal sum of $400,000.00, on the earlier of (i) that date which is within 21 days of the effective date of the Initial Public Offering
(IPO) of Maker, or (ii) that date which is six (6) months after the above-stated date of this Note, together with interest from the issuance date hereof until all principal is paid in full at the rate of Eighteen Percent (18%) per annum, in lawful money of the United States of America.

1.     PART OF CLASS. This Note is one of an issue of Series B 18% Bridge Note.

2. FUNDING OF PRINCIPAL. Funding from Note Holder to Viper (Maker) shall be as follows: As needed and requested by Maker.

3. PAYMENT OF INTEREST. Interest shall be paid monthly during the term hereof, provided that the term of this Note has not ended prior thereto due to the early payment from the proceeds from a public stock offering. Interest Payments are due at the beginning of each month.

4. ADDITIONAL PRINCIPAL, IF NEEDED. Lender will make available additional funds, up to $100,000 with the same terms of this Series B Bridge Note, if needed by Maker.

5. ACCELERATION OF MATURITY. In the event of any bankruptcy, liquidation, dissolution or any other insolvency of Maker, then the Noteholder may declare the entire principal and any accrued interest due and payable immediately without further notice, demand or presentment.

6. SECURED STATUS OF NOTE. This Note is secured and collateralized, along with all other Notes in its class, by hereby assigning to Noteholders of such Notes a new security interest in the new 100 cubic inch, forty-five degree V-Twin prototype engine, intellectual property and goodwill related hereto, including CAM production machine drawings, instructions and detailed CAD drawings.

7. OBLIGATION OF MAKER. This Note shall constitute a binding obligation of the Maker until satisfied in full.

8. INVESTMENT INTENT OF NOTEHOLDER. Noteholder hereby acknowledges and represents that Noteholder has acquired this Note for investment and without any present view toward resale, transfer or other disposition thereof, and that no transfer of this Note will be valid unless made in compliance with relevant securities laws restrictions.

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SERIES B - 18% BRIDGE NOTE                                     FEBRUARY 20, 2004


9. COVENANTS OF MAKER. The Maker hereof agrees that for so long as this Note or any portion hereof is outstanding, the Maker will:

       i. Maintain and preserve its corporate existence and all rights, franchises, and other authority adequate for the effective conduct of its business; maintain its properties, equipment, facilities and intellectual property in good status, order and repair; and conduct its business in an orderly manner without voluntary interruption.

       ii. Maintain adequate insurance including public liability, property damage, fire and other hazards with responsible insurance carriers sufficient to protect all property and business operations of Maker.

       iii. Pay and discharge, prior to becoming delinquent, all taxes, assessments and governmental charges upon or against the Maker or its properties, except to the extent and so long as any of such liabilities are being contested by Maker in good faith.

       iv. Promptly notify Noteholder in writing of any event of default hereunder.

       v. Shall not make any loans or advances to any person or party unless in the ordinary course of business, and shall not incur any material mortgage, pledge, encumbrance or lien against any property of Maker unless for a valid business purpose.

       vi. Shall not sell, lease, assign or transfer any substantial part of its business or fixed assets or intellectual property unless consented to in writing by Noteholder.

10.    EVENT OF DEFAULT. The following shall be a default on this Note by Maker:

       i. Maker shall fail to make any payment of interest or principal to Noteholder when due under the terms hereof; or

       ii. Maker shall fail materially to comply with the covenants of Maker contained herein and such default shall remain uncured for 30 days after written notice thereof from Noteholder to Maker.

11. REMEDY ON DEFAULT. In the event of any default hereunder, Noteholder shall have the option to declare the entire principal amount hereof plus any accrued interest hereon to be immediately due and payable without further notice, demand, presentment for payment, notice of intention to accelerate or acceleration. Maker hereby guarantees payment of this Note and waives demand for payment, presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration of maturity, and any other similar notices. Maker further agrees to pay all costs and expenses of collection incurred by Noteholder, including reasonable attorney's fees.

12. TRANSFER. This Note may not be sold, pledged or otherwise transferred to any person other than an "accredited investor" as that term is defined in Regulation D of the Securities Act of 1933. Any authorized transfer of this Note shall be made only by surrendering this Note duly endorsed to Maker for cancellation, together with the


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SERIES B - 18% BRIDGE NOTE                                     FEBRUARY 20, 2004


       Noteholder's instructions to Maker that a replacement Note of like principal amount shall be issued to such qualified transferee.

13. GENERAL. Noteholder shall not have by any act, delay, omission or otherwise be deemed to have waived any of Noteholder's rights or remedies set forth herein, and no waiver of any kind shall be valid unless in writing and signed by Noteholder. This Note has been executed in the State of Minnesota and shall be construed and governed by the laws of Minnesota. No modification or amendment of this Note shall be effective unless made in writing and signed by both Maker and Noteholder. This Note shall be binding upon any successors or assigns of Maker, provided also that Maker shall not assign its obligations under this Note without the written consent of Noteholder.

14. NOTICES. All demands and notices to be given hereunder shall be delivered or mailed to Viper Motorcycle Company, c/o Garry Lowenthal, CFO or John Lai, VP of Corporate Development at 5733 Industrial Parkway, New Hope, MN 55428 (or at such substituted address notified to Noteholder by Maker); and in the case of Noteholder to the address written below (or at such substituted address notified to Maker by Noteholder).

IN WITNESS WHEREOF, the Maker has caused this Note to be signed by its duly authorized officer as of the aforesaid date of issuance.

                                          VIPER MOTORCYCLE COMPANY

                                          By /s/ John L. Fiebelkorn
                                          --------------------------------------

                                          Its           CEO
                                             -----------------------------------


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SERIES B - 18% BRIDGE NOTE                                     FEBRUARY 20, 2004


AGREEMENT OF NOTEHOLDER:

Noteholder hereby confirms and agrees to any representations made in writing by Noteholder in this document.


                                        ----------------------------------------
                                                         Signature of Noteholder


                                       -----------------------------------------
                                                        Joint Noteholder, if any


                                       -----------------------------------------
                                          Printed or Typed Name of Noteholder(s)


                                       -----------------------------------------
                                                           Address of Noteholder


                                       -----------------------------------------
                                       City                  State           ZIP



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